Exhibit 10.2

SUNOCO, INC.

EXECUTIVE INVOLUNTARY SEVERANCE PLAN

Amendment No. 2005-1

1.	There is added a new Section 5.4 as follows effective January 1, 2005:

“5.4 Benefit Payments Commencing Between January 1, 2005 and June 30, 2005.

In accordance with the transition guidance set forth in Section 20(a) of IRS Notice 2005-1, a Participant who commences receipt of Benefits under the Plan during the period January 1, 2005 through June 30, 2005, shall have the right to elect, in the form and manner prescribed by the Committee, to terminate his or her participation in the Plan, in whole or in part, provided that the Benefits subject to such termination shall be distributed to the Participant no later than December 31, 2005.”